Exhibit 2.n.(iii)


                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Estee Lauder Automatic Common Exchange Security Trust II (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: February 3, 1999


                                                  /s/ Donald J. Puglisi
                                                  ------------------------------
                                                      Donald J. Puglisi

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Estee Lauder Automatic Common Exchange Security Trust II (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: February 3, 1999


                                                  /s/ William R. Latham III
                                                  ------------------------------
                                                      William R. Latham III

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Estee Lauder Automatic Common Exchange Security Trust II (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: February 3, 1999


                                                  /s/ James B. O'Neill
                                                  ------------------------------
                                                      James B. O'Neill